UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report: April 11, 2016

(Date of earliest event reported)

Beverly Hills Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-1303802	94-3361244
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8780 19th St. Suite 450
Alta Loma, CA 91701

(Address of principal executive offices) (Zip Code)

(626) 429 9634

(Registrant’s telephone no., including area code)

---------------------------------------------------------------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Beverly Hills Group Inc., Begins Final Stage of its First Acquisition

BEVERLY HILLS, Calif., April 11, 2016-- Beverly Hills Group, Inc. (OTC: BHGI), is pleased to announce it is moving forward with its first acquisition as planned.

The acquisition is a Mexican Corporation that manages and operates convenience and retail stores, manages wholesale distribution operations as well as other industrial or business related consumer products.

The company has received the final draft audited financials for this acquisition from BDO Castillo Miranda y Compañia S.C., which paves the way to the closing-phase of BHGI’s first acquisition.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 11, 2016	Beverly Hills Group, Inc.

By: /s/Jacob Thomas
Name: Jacob Thomas
Title: Chairman

FORWARD-LOOKING STATEMENTS

This press release may contain a number of forward-looking statements. Words, and variations of words such as "expect," "goals," "plans," "believe," continue," "may," "will," and similar expressions are intended to identify our forward-looking statements, including but not limited to, our expectation for growth; benefits from brand-building; cost savings; growth and margins.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, continued volatility of, and sharp increase in, costs, pricing actions, increased competition, risks from operating internationally, continued consumer weakness, weakness in economic conditions and tax law changes.